CANNABIS SCIENCE LICENSING AGREEMENT

BETWEEN:

CANNABIS SCIENCE, INC., a Nevada Corporation, with its corporate offices located at 6946 N Academy Blvd Suite B #254 Colorado Springs, CO 80918.

(the “Licensor")

AND:

APOTHECARY GENETICS INVESTMENTS LLC., a California Corporation, with its corporate offices located at 30211 Avenida De Las Banderas Ste 200, Rancho Santa Margarita, CA 92688

 (the "Licensee")

WHEREAS:

A. The Licensor owns all right, title and interest in and to Cannabis Science brand of Pharmaceutical Products (“CSBPP”) and Proprietary Formulations (the “Formulations”);

B. it is the Licensor’s objective to exploit the Formulations for its benefit by licensing the Formulations to the Licensee;

C. the parties have agreed to enter into this Agreement on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties covenant and agree as follows:

1.0

GRANT OF LICENSE

1.1          This Agreement will grant to the Licensee a worldwide, non-exclusive license to use the CSBPP and Formulations (the “Products”), in all fields of use, and to manufacture, have made, distribute, and sell products made from or based on the Products for a period as defined in Section 6 of this Agreement.

1.2          The Licensor shall own all the rights, titles and interests in all the products and Formulations developed under the terms of this agreement.

1.3          The license granted under this Agreement will be granted only to the Licensee and not to any affiliated companies except for wholly owned subsidiaries, wherein the Licensee will be fully liable for, and shall guarantee the performance of, such wholly owned subsidiary under the terms of this Agreement;

1.4          The Licensee will not grant sublicenses of the Products to third parties without the prior written consent of the Licensor.

1.5          The Licensee will exclusively make CSBPP for distribution in California and other jurisdictions as they become available.

1.6          All other products will be mutually agreed by both parties before development.

1.7         The Licensee shall provide exclusive to the Licensor 16- unique genetic strains; and the Licensor has the option to acquire additional unique genetic strains for a reduced fee to be paid in shares of stock upon mutual agreement of both parties; for developing the CSBPP for this agreement.

1.8         The Licensee shall provide its primary Research and Development site (Strategically designed with tradecraft techniques to generate highly specific production yields); included but not limited to said Research and Development is all equipment, ancillary products & miscellaneous items, needed in the continuation of operations, for the purpose of this agreement, as listed in schedule A.

1.9         The Licensee shall provide a license collective and facility for the purpose of this agreement, as listed in schedule B.

1.10       The Licensee shall provide a licensed laboratory facility and equipment for the purpose of this agreement, as per schedule C

1.11       The Licensee shall provide a MIPS license and facility for the purpose of this agreement, as per schedule D.

1.12       The Licensee shall provide a manufacturing facility and equipment for the purpose of this agreement, as per schedule E.

1.13       The Licensee shall pay for all operating costs from its share of proceeds of sale from all operations in this agreement.

1.14       Any mutually agreed short fall, for operating costs and ensuring continuity of Apothecary Genetics Investments LLC to fulfill any obligations in this agreement, will be covered by the licensor.

1.15       Both parties will mutually agree where any additional profits the Licensee receives through the revenue from this agreement will be invested.

1.16       All other products the Licensee shall develop shall be governed under the terms of this agreement and shall be mutually agreed to by both parties before development and release.

2.0

ROYALTIES AND FEES PAYABLE

(a)

In consideration of the license granted under this Agreement, the Licensee will agree to pay to the Licensor:

(b)

an initial license fee of USD $25,000 (the "Initial License Fee") shall be payable within the first quarter of 2012; details to be further discussed.

(c)

a quarterly royalty of 50% of all positive revenues, receipts, monies, and the fair market value of any shares or other securities and all other consideration directly or indirectly collected or received whether by way of cash, credit or other value received by the Licensee from the marketing, manufacturing, sale or distribution of the Products, and/or any products, less direct sales taxes and customs duties applied on the sales of Products;

(d)

a sublicensing royalty of  50% of all positive revenues, receipts, monies, and the fair market value of any shares or other securities and all other consideration directly or indirectly collected or received whether by way of cash, credit or other value received by the Licensee pursuant to each sublicense agreement relating to the Products and/or any products, less direct sales taxes and customs duties applied on the sales of Products;

2.1

The Licensee will pay interest on all amounts due and owing to the Licensor under this Agreement but not paid by the Licensee on the due date, at the rate of 1% per month.  The interest will accrue on the balance of unpaid amounts from time to time outstanding, from the date on which portions of the amounts become due and owing until payment in full.

3.0

REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Licensor.  As a material inducement to the Licensee entering into and performing this Agreement, the Licensor represents, warrants and covenants that:

(a)

The Licensor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full corporate power and authority to conduct its business as it is now being conducted, to own and use its assets, to enter into, deliver and perform this Agreement and any agreement or instrument executed in connection herewith or delivered pursuant hereto and to consummate the transactions contemplated hereby.

(b)

The Licensor’s execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto have been duly authorized by all requisite corporate action by the Licensor.  This Agreement will be duly executed and delivered by the Licensor, and this Agreement constitutes the Licensor’s legal, valid and binding obligation and is enforceable against the Licensor in accordance with its terms.

(c)

The execution, delivery and performance of this Agreement does not and will not:

(i)

contravene, conflict with, or result in a violation of any provision of the Articles of Incorporation, Bylaws or other governing document of the Licensor,

(ii)

contravene or conflict with, or result in a breach of, any agreement, contract or arrangement between the Licensor and any other person or which would materially adversely affect the transactions contemplated hereby,

(iii)

result in the creation of a lien, charge, security interest, right, or claim of another, to the Formulations or the Products,

(iv)       result in the violation by the Licensor of any law, rule or regulation applicable to the Licensor or the Formulations, or

(v)

require the approval, consent or authorization of any federal, state, provincial or local governmental authority or any other person.

(d)

The Licensor owns all right, title and interest in all the products and Formulations.

(e)

As of the date hereof, there is no pending, or to the knowledge of the Licensor, threatened (whether written, oral or otherwise) claim, action or proceeding against the Licensor contesting or questioning the validity of the Formulations, or the right of the Licensor to own, sell, license of use the Formulations, or asserting that any other person has any claim of legal or beneficial ownership with respect thereto.

(f)

The Licensor will make no representations, conditions or warranties, either express or implied, regarding the Formulations or Products.

3.2         Representations and Warranties of the Licensee.  As a material inducement to the Licensor entering into and performing this Agreement, the Licensee represents, warrants and covenants that:

(a)

The Licensee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has full corporate power and authority to conduct its business as it is now being conducted, to own and use its assets, to enter into, deliver and perform this Agreement and any agreement or instrument executed in connection herewith or delivered pursuant hereto and to consummate the transactions contemplated hereby.

(b)

The Licensee’s execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto have been duly authorized by all requisite corporate action by the Licensee.  This Agreement will be duly executed and delivered by the Licensee, and this Agreement constitutes the Licensee’s legal, valid and binding obligation and is enforceable against the Licensee in accordance with its terms.

(c)

The execution, delivery and performance of this Agreement does not and will not:

(i)

contravene, conflict with, or result in a violation of any provision of the Articles of Incorporation, Bylaws or other governing document of the Licensee,

(ii)

contravene or conflict with, or result in a breach of, any agreement, contract or arrangement between the Licensee and any other person,

(iii)

result in the violation by the Licensee of any law, rule or regulation applicable to the Licensee, or

(iv)

require the approval, consent or authorization of any federal, state, provincial or local governmental authority or any other person.

(d)      The Licensee has not employed or made any agreement with any broker, finder or similar agent or any Person or firm which will result in the obligation of The Licensee to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

4.0

INDEMNITY AND LIMITATION OF LIABILITY

4.1          Indemnification by the Licensor.  The Licensor will indemnify and hold harmless the Licensee, and its representatives, members, employees or subsidiaries (each a “the Licensee Indemnified Person” and collectively, the “the Licensee Indemnified Persons”), and will reimburse the Licensee Indemnified Persons for any loss, liability, claim, judgment, cause of action, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising from or in connection with:

(a)

any breach of any representation or warranty made by the Licensor in this Agreement or any other certificate, document, writing or instrument delivered by the Licensor pursuant to this Agreement;

(b)

any breach of any covenant or obligation of the Licensor in this Agreement or in any other certificate, document, writing or instrument delivered by the Licensor pursuant to this Agreement;

(c)

any brokerage or finder’s fees or commission or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with the Licensor (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement;

(d)

any third party claim of (a) infringement or (b) unfair competition or false advertising directly relating to and arising from the action that forms the basis of a claim of infringement, in each of (a) and (b) based on the Licensee’s use of the Formulations in accordance with the terms of the license herein.

4.2         Indemnification and Reimbursement by the Licensee.  the Licensee will indemnify and hold harmless the Licensor and any of their representatives, shareholders, employees or subsidiaries (collectively the “the Licensor Indemnified Persons”), and will reimburse the Licensor Indemnified Persons, for any Damages arising from or in connection with:

(a)

any Breach of any representation or warranty made by the Licensee in this Agreement or in any certificate, document, writing or instrument delivered by the Licensee pursuant to this Agreement;

(b)

any Breach of any covenant or obligation of the Licensee in this Agreement or in any other certificate, document, writing or instrument delivered by the Licensee pursuant to this Agreement;

(c)

any brokerage or finder’s fees or commission or similar payments based upon any agreement or understanding made, or alleged to have been made, by any person with the Licensee (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

5.0

PERFORMANCE REQUIREMENTS

5.1           The Licensee represents and warrants to the Licensor that it will, throughout the term of this Agreement, use its best efforts to promote, market and sell the CSBPP and exploit the Formulations and to meet or cause to be met the market demand for the Products and the use of the Formulations; and,

5.2 The Licensee will:

(a)

complete a mutually agreed upon Development Plan describing the plans for commercializing the Products within one (1) month of executing this Agreement.  The Development Plan will be prepared in accordance with generally accepted business practices and will be updated from time to time, but in no event less than once every calendar year.  Copies of all updates of this plan will be provided to the Licensor in a timely manner.

(b)

Within 2 years of the execution of this Agreement invest a minimum of $250,000 in research and development directly associated with the Products.

6.0

TERM

6.1           The term of this Agreement will start on the Start Date and end on:

(a)

the day that is exactly 25 years later; or

(b)

the expiry or dissolution of proprietary rights for Products under this Agreement, or whichever is last to occur, unless terminated earlier.

7.0

TERMINATION OF LICENSE AGREEMENT

7.1          The Licensor will have the option of terminating this Agreement if:

(a)

The Licensee is in default of any material term in this Agreement;

(b)

the Licensee becomes insolvent;

(c)

any execution or other process of any court becomes enforceable against the Licensee with regard to the Formulations, the rights under this Agreement or on any money due to the Licensor;

(d)

any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of the Licensee; or

(e)

the Products become subject to any security interest, lien, charge or encumbrance in favour of any third party claiming through the Licensee.

(f)

If any sublicensee of the Licensee is in breach of the sublicense with the Licensee and the Licensee has not either caused the sublicensee to cure such breach or terminated the sublicense within 30-days.

(g)

if the Licensee, or any Affiliated Licensor is in breach of any other agreement between the Licensee or such Affiliated Licensor and the Licensor and the breach has not been cured within 30-days.

8.0

INSURANCE

8.1           During the term of this Agreement, the Licensee and any sublicensees will procure and maintain insurance (including public liability and commercial general liability insurance), as would be acquired by a reasonable and prudent businessperson carrying on a similar line of business, and such insurance will include the Licensor as an additional insured;

9.0

GOVERNING LAW

9.          1 This Agreement will be governed by, and will be construed in accordance with, the laws of the State of Nevada, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

CANNABIS SCIENCE INC.

APOTHECARY GENETICS INVESTMENTS LLC.

/s/  Robert Melamede

/s/ Bret Bogue

/s/ Mohammed Afaneh
________________________       ___________________

Dr. Robert Melamede                             Bret Bogue                                      Mohammed Afaneh
                                                              President/Ceo                                    Vice President

Schedule A

Two Research and Development sites one in Northern California and one in Southern California

Both will be run thru (sic) Apothecary Genetics Investments LLC license and collective and accompany legal documents.

All equipment, machinery, and infrastructure would become owned by the Licensor.

Licensee shall pay for all operations as stated in the spirit of this agreement on the 50/50 revenue basis with the exact same shortfall and extra revenue provisions, as per section 1.14 and 1.15 of this agreement.

Licensee will pay the balloon payment every year of $50,000.00 for real estate property in Northern California.

Licensee will pay all filing fees required for operations.

MONTHLY EXPENSES (estimated)

$1280 - NOTE on farm

$ 150   - ELECTRICITY

$ Free   - WATER WELL WE BUILT INTO SITE

$ 100   - PHONE/INTERNET

$ 100   - INSURANCE

$ 180   - taxes

$ 350  - fertilizer

$ FREE - BABY CLONES -

$ FREE - SOIL, BUILDOUT, LIGHTING, GROWING SPACE ALREADY IN PLACE

EMPLOYEES: Licensee shall provide all necessary employees and labor.

BRET WILL BE PRESENT AT THE FARM AT LEAST EVERY OTHER WEEK FOR 3-5 DAYS

Research and Development shall provide 48 PLANTS to be used solely for research and development of licensed products.

REVENUE STREAM will begin in November 2012, THE BABY CLONES ARE ALREADY UNDER LIGHT IN THE VEGETATIVE STATE.

WE ALSO HAVE THE FUTURE SITES THAT BRIAN IS SECURING FOR US IN THE NEXT 12 MONTHS THAT WILL BE CONSIDERED with further negotiations as PART OF THIS ARRANGEMENT.